Exhibit 99.1

FOR IMMEDIATE RELEASE	FOR FURTHER INFORMATION CONTACT:
Investor Relations
T: 1-704-558-3068
E: IR@fyrhomes.com

THE BOARD OF DIRECTORS OF FRONT YARD RESIDENTIAL CORPORATION ISSUES STATEMENT REGARDING THE COMPANY’S MANAGEMENT

CHRISTIANSTED, U.S. Virgin Islands – June 10, 2020 (GLOBE NEWSWIRE) – The Board of Directors of Front Yard Residential Corporation (“Front Yard” or the “Company”) (NYSE: RESI) today issued the following statement:

“The Front Yard Board of Directors unanimously supports the Company’s management team, including George G. Ellison, Chief Executive Officer, and Robin N. Lowe, Chief Financial Officer. Late yesterday, Altisource Asset Management Company (“AAMC”), Front Yard’s external manager, filed a Form 8-K disclosing that it had placed Messrs. Ellison and Lowe on administrative leave in connection with an ongoing investigation being conducted by a committee of the AAMC Board. This decision was taken and public disclosure was made without any consultation with the Front Yard Board. The Front Yard Board was not made aware of the filing prior to it becoming publicly available. The action apparently taken by the AAMC Board and AAMC’s related disclosure does not impact Messrs. Ellison’s and Lowe’s positions at Front Yard. They remain in their senior leadership positions with the Company, and the Front Yard Board has directed Front Yard management to focus on the Company and its shareholders. Pursuant to the Asset Management Agreement (“AMA”) between Front Yard and AAMC, among other things, any changes to or any replacements or appointments of any senior executive of Front Yard only can be made with the prior approval of the Front Yard Board. Although the Company is externally managed, pursuant to the AMA the Front Yard Board retains ultimate control over and responsibility for Front Yard’s business, and AAMC, as Manager, is required to carry out its obligations under the AMA pursuant to the direction of the Front Yard Board.”

About Front Yard

Front Yard is an industry leader in providing quality, affordable rental homes to America’s families. Our homes offer exceptional value in a variety of suburban communities that have easy accessibility to metropolitan areas. Front Yard’s tenants enjoy the space and comfort that is unique to single-family housing, at reasonable prices. Our mission is to provide our tenants with houses they are proud to call home. Additional information is available at www.frontyardresidential.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding management’s beliefs, estimates, projections, anticipations and assumptions with respect to, among other things, the Company’s financial results, future operations, business plans and investment strategies as well as industry and market conditions. These statements may be identified by words such as “anticipate,” “intend,” “expect,” “may,” “could,” “should,” “would,” “plan,” “estimate,” “target,” “seek,” “believe” and other expressions or words of similar meaning. We caution that forward-looking statements are qualified by the existence of certain risks and uncertainties that could cause actual results and events to differ materially from what is contemplated by the forward-looking statements. These risks and uncertainties include: our ability to successfully implement our strategic initiatives and achieve their anticipated impact; our ability to implement our business strategy; risks and uncertainties related to the COVID-19 pandemic, including the potential adverse impact on our real-estate related assets, financing arrangements, operations, business prospects, customers, employees and third-party service providers; the impact of any litigation or shareholder activism; our ability to make distributions to stockholders; our ability to integrate newly acquired rental assets into the portfolio; the ability to successfully perform property management services at the level and/or the cost that we anticipate; the failure to identify unforeseen expenses or material liabilities associated with acquisitions through the due diligence process prior to such acquisitions; difficulties in identifying single-family properties to acquire; the impact of changes to the supply of, value of and the returns on single-family rental properties; our ability to acquire single-family rental properties generating attractive returns; our ability to sell non-core assets on favorable terms or at all; our ability to predict costs; our ability to effectively compete with competitors; changes in interest rates; changes in the market value of single-family properties; our ability to obtain and access financing arrangements on favorable terms or at all; our ability to deploy the net proceeds from financings or asset sales to acquire assets in a timely manner or at all; our ability to manage and maintain adequate liquidity and meet the requirements under our financing arrangements; our ability to retain the exclusive engagement of Altisource Asset Management Corporation; the failure of our third party vendors to effectively perform their obligations under their respective agreements with us; our failure to qualify or maintain qualification as a REIT; our failure to maintain our exemption from registration under the Investment Company Act of 1940, as amended; the results of our strategic alternatives review and risks related thereto; the impact of adverse real estate, mortgage or housing markets; the impact of adverse legislative, regulatory or tax changes and other risks and uncertainties detailed in the “Risk Factors” and other sections described from time to time in the Company’s current and future filings with the Securities and Exchange Commission (“SEC”). In addition, financial risks such as liquidity, interest rate and credit risks could influence future results. The foregoing list of factors should not be construed as exhaustive.

Forward-looking statements speak only as of the date hereof and, except as required by law, we undertake no obligation to update or revise these forward-looking statements. For additional information regarding these and other risks faced by us, refer to our public filings with the SEC, available on the Investors section of our website at www.frontyardresidential.com and on the SEC’s website at www.sec.gov.